EXHIBIT 23.1

Letter of Consent of McNair, McLemore, Middlebrooks & Co., LLP

McNair, McLemore, Middlebrooks & Co., LLP
389 Mulberry Street
Macon, Georgia 31201

January 30, 2009

Colony Bankcorp, Inc.
115 S. Grant Street
Fitzgerald, Georgia 31750

RE:	LETTER OF CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 14, 2008, in the Annual Report to stockholders of Colony Bankcorp, Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2007, and to the use of our name as it appears under the heading “Experts.”

/s/ McNair, McLemore, Middlebrooks & Co., LLP
McNair, McLemore, Middlebrooks & Co., LLP

Macon, Georgia